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                                                                     Exhibit 3.1


                                                        CUSIP No.  _____________

THIS WARRANT IS GOVERNED BY AND SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE WARRANT AGREEMENT (AS DEFINED HEREIN). A COPY OF THE WARRANT AGREEMENT MAY BE OBTAINED UPON REQUEST FROM MICROSTRATEGY INCORPORATED OR THE WARRANT AGENT (AS DEFINED HEREIN).

                  Warrant to Purchase Class A Common Stock of
                           MicroStrategy Incorporated
          Void after _________ __, 200_  [5 years from date of issue]

          This Warrant (the "Warrant") is issued to _______________________, or his, her or its registered assigns (the "holder") by MicroStrategy Incorporated, a Delaware corporation (the "Company"), on __________________, 2001 (the "Warrant Issue Date"). This Warrant is issued pursuant to that certain Warrant Agreement dated as of January 11, 2001 (the "Warrant Agreement"), between the Company and American Stock Transfer & Trust Company, a New York limited purpose trust company, as Warrant Agent (together with any successors and assigns, the "Warrant Agent") and in furtherance of that certain Stipulation of Settlement in settlement of a class-action lawsuit (the "Action") pending in the United States District Court for the Eastern District of Virginia, entitled In re MicroStrategy Incorporated Securities Litigation, Civil Action No. 00-473-A (the "Stipulation").

          All capitalized terms not defined herein shall have the meanings ascribed to them in the Warrant Agreement.

          1.  Purchase Shares.  Subject to the terms and conditions hereinafter
              ---------------
set forth, the holder is entitled, upon surrender of this Warrant to the Warrant Agent (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to ____________________________________ (___________) fully paid and nonassessable shares of the Company's Class A common stock, par value $0.001 per share, as constituted on the Warrant Issue Date (the "Common Stock"). The number of shares of Common Stock issuable pursuant to this Section 1 (the "Warrant Shares") shall be subject to adjustment pursuant to Section 9 of the Warrant Agreement.

          2.  Exercise Price.  The purchase price for the Warrant Shares shall
              --------------
be $_____ per share, as adjusted from time to time pursuant to Sections 9.1(f) and 9.2 of the Warrant Agreement (the "Exercise Price"). All payments required to be made hereunder shall be made in lawful money of the United States of America and/or in the form of 7 1/2% Series A Unsecured Notes due five (5) years from date of initial issuance of the 7 1/2% Series A Unsecured Notes unless extended pursuant to Section 4.1 of the Warrant Agreement (the "Notes"). To the extent a holder validly elects to exercise a Warrant by tendering a Note, the value of such Note for purposes of the payment of the Exercise Price shall be the principal of and the accrued and unpaid interest on the Note tendered to the date of tender multiplied by 133%.

          3.  Exercise Period.  This Warrant shall be exercisable, in whole or
              ---------------
in part, on any Business Day, from and after the later of __________ ___, 2001 and the Effective Date and until 5:00 p.m., New York City time, on the fifth anniversary of such later date (the "Exercise Period").
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          4.  Method of Exercise.  While this Warrant remains outstanding and
              ------------------
exercisable in accordance with Section 3 above, the holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by: (a) the surrender of the Warrant, together with a duly executed copy of the form of Notice of Election attached hereto, to the Warrant Agent at its principal offices; and (b) the payment to the Warrant Agent for the account of the Company in the manner provided for and in an amount equal to the aggregate Exercise Price as set forth in Section 2 herein for the number of Warrant Shares being purchased.

          5.  Certificates for Warrant Shares. Upon the exercise of the purchase
              -------------------------------
rights evidenced by this Warrant, one or more certificates for the number of Warrant Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable), and in any event within thirty (30) days of the delivery of the Notice of Election. In case the holder shall exercise this Warrant with respect to less than all of the Warrant Shares that may be purchased under this Warrant, the Company shall execute a new warrant in the form of this Warrant for the balance of such Warrant Shares and deliver such new warrant to the holder of this Warrant.

          6. No Fractional Shares or Scrip.  No fractional shares or scrip
             -----------------------------
representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

          7.  No Shareholder Rights.  Prior to exercise of this Warrant, the
              ---------------------
holder shall not be entitled to any rights of a shareholder with respect to the Warrant Shares, including (without limitation) the right to vote such Warrant Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of shareholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 7 shall limit the right of the holder to be provided the notices required under the Warrant Agreement.

          8.  Transfers of Warrant.  Subject to compliance with applicable
              --------------------
federal and state securities laws, this Warrant and all rights (but only with all related obligations) hereunder are transferable in whole or in part by the holder. The transfer shall be recorded on the books of the Company upon (i) the surrender of this Warrant, properly endorsed, or as otherwise provided for in
Section 3 of the Warrant Agreement to the Warrant Agent at its principal offices, and (ii) the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the holders one or more appropriate new warrants.

          9.  Successors and Assigns.  The terms and provisions of this Warrant
              ----------------------
and the Warrant Agreement shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and assigns.

          10.  Amendments and Waivers.  Any term of this Warrant may be amended
               ----------------------
and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holder. Any waiver or amendment effected in accordance with this Section shall be binding upon each holder of any Warrant Shares purchased under this Warrant at the time outstanding (including securities into which such Warrant Shares have been converted), each future holder of all such Warrant Shares, and the Company.

          11.  Notices.  All notices required under this Warrant shall be deemed
               -------
to have been given or made for all purposes (i) upon personal delivery, (ii) upon confirmation receipt that the communication

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

was successfully sent to the applicable number if sent by facsimile; (iii) one
(1) business day after being sent, when sent by professional overnight courier service, or (iv) five (5) days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing). Notices to the holder shall be sent to the address of the holder on the books of the Company (or at such other place as the holder shall notify the Company hereof in writing). Notices to the Warrant Agent shall be sent to: American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038, Attn: Executive Vice President, facsimile (718) 236-4588 or such other address as the Warrant Agent shall indicate in a notice to the Company and the holder.

          12.  Captions.  The section and subsection headings of this Warrant
               --------
are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

          13.  Governing Law.  This Warrant shall be governed by the laws of
               -------------
Delaware (excluding the choice of law rules thereof).

          14.  Warrant Agreement.  This Warrant is governed by and subject to
               -----------------
the terms and conditions contained in the Warrant Agreement. In the event of a conflict between the provisions of the Warrant Agreement and this Warrant, the provisions of the Warrant Agreement shall govern. A copy of the Warrant Agreement may be obtained at no cost upon request from the Company at its principal office or from the Warrant Agent.

          IN WITNESS WHEREOF, the Company and the Warrant Agent have caused this Warrant to be executed by officers thereunto duly authorized.

                              MICROSTRATEGY INCORPORATED


                              ________________________
                              Name:  _________________
                              Title:  __________________


                              AMERICAN STOCK TRANSFER & TRUST COMPANY


                              ________________________
                              Name:  _________________
                              Title:  __________________

                           MICROSTRATEGY INCORPORATED
                           WARRANT NOTICE OF EXERCISE

To:  AMERICAN STOCK TRANSFER & TRUST COMPANY
     59 Maiden Lane
     New York, New York 10038
     Attn: Executive Vice President
     Facsimile (718) 236-4588

     (a) The undersigned hereby elects to purchase _________________ shares of Class A Common Stock of MicroStrategy Incorporated (the "Company"), pursuant to the terms of the attached Warrant and the Warrant Agreement referenced therein. To the extent the undersigned is not exercising this Warrant in full, please reissue and return to the undersigned a new warrant to purchase the remaining number of shares of Class A Common Stock.

     (b) Payment of the Exercise Price per share required under such Warrant accompanies this notice in the form of [mark as applicable]:

_____     Cash in the amount of _________________ by means of

          ____ wire transfer of immediately available funds to the Warrant Agent for the account of the Company, or ____ certified or official bank check or checks to the order of the Company;

          or;

_____     Tender of  7  1/2% Series A Unsecured Notes in the amount of
          ______________. To the extent that the 7 1/2% Series A Unsecured Notes tendered to pay the warrant exercise price exceeds the warrant exercise price, a new 7 1/2% Series A Unsecured Note for the balance shall be issued to the Holder and any fractional amount not evenly divisible by $100 shall at the Company's option either be paid in cash or in additional shares of Class A Common Stock rounded up to the next whole number of shares.


_________________________________________
By:______________________________________ [NAME]
Taxpayer I.D. No. or Soc. Sec. No:  ______________________
Address: _________________________________________
_________________________________________
Date:_______________

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Name in which shares should be registered:

_________________________________________
Taxpayer I.D. No. or Soc. Sec. No._______
Address: ________________________________
_________________________________________

     Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

Signature Guaranteed by:
_________________________________________
_________________________________________

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

                           MICROSTRATEGY INCORPORATED
                                WARRANT TRANSFER

To:  AMERICAN  STOCK TRANSFER & TRUST COMPANY
     59 Maiden Lane
     New York, New York 10038
     Attn: Executive Vice President
     Facsimile:  (718) 236-4588

     For value received, the undersigned hereby sells, assigns and transfers unto _____________________________________________________________ the right to purchase _________________________ (_________) shares of Series A Common Stock, par value $0.001 per share, of MicroStrategy Incorporated (the "Corporation") pursuant to the attached Warrant and does hereby irrevocably constitute and appoint ______________ attorney to transfer the Warrant, or such portion as is transferred hereby, on the books of the Corporation with full power of substitution in the premises. The undersigned requests said attorney to issue to the transferee a Warrant certificate evidencing such transfer and to issue to the undersigned a new Warrant evidencing the right to purchase Series A Common Stock for the balance not so transferred, if any.

Signature:  _________________________________________
By:______________________________________ [NAME]
Taxpayer I.D. No. or Soc. Sec. No:  ______________________
Address: _________________________________________
_________________________________________
Date:_______________


Name in which new Warrant(s) should be registered:

Right to Purchase No. of Shares of Series A Common Stock:  _________________
Name:  _________________________________________
Taxpayer I.D. No. or Soc. Sec. No:  ______________________
Address: _________________________________________
_________________________________________
_________________________________________

The balance of the attached Warrant not so transferred shall be returned to the transferor in the form of a new Warrant reflecting such reduced amount.

     Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.


Signature Guaranteed by:
_________________________________________
_________________________________________

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